Exhibit 99.1
News Release

M.D.C. HOLDINGS ANNOUNCES FIRST QUARTER 2023 RESULTS

DENVER, COLORADO, Tuesday, May 2, 2023. M.D.C Holdings, Inc. (NYSE: MDC), one of the nation’s leading homebuilders, announced results for the quarter ended March 31, 2023.

“2023 is off to a great start," said MDC’s Executive Chairman, Larry A. Mizel, "thanks to a combination of improved market conditions and strategic pricing initiatives, we have seen a rebound in homebuying activity to start the year. Net new orders in the first quarter increased significantly relative to the fourth quarter of 2022, as buyers returned to the market for the start of the spring selling season. Order momentum built as the quarter progressed, and we saw order totals increase on a sequential basis each month.”

Mr. Mizel continued, “It was also a successful quarter from a delivery standpoint, as we closed 1,851 homes for the three-month period, well ahead of our stated guidance. Our teams did an excellent job overcoming supply chain obstacles and municipal delays to close homes in backlog in a timely manner. We also benefited from having more specs available for sale during the quarter, which led to an increase in quick move-in closings.”

Mr. Mizel concluded, “We reported $81 million in net income for the first quarter, or $1.08 per diluted share. We also generated significant cash flow from operations, which boosted our cash and marketable securities balance at the end of the quarter to over $1.6 billion. We believe this puts us in a great position to continue our disciplined approach to growth while simultaneously funding our industry-leading dividend payout of $2.00 per share on an annualized basis.”

“We continue to see several favorable fundamental and demographic trends in our markets driving new home demand,” said David Mandarich, MDC’s President and Chief Executive Officer. “Existing home inventory, which serves as competition for the new home market, remains scarce in most of our markets. Employment trends have been resilient, giving potential buyers the stable income and confidence needed to purchase a new home. In addition, many of the markets in which we build are seeing outsized growth, thanks to an influx of jobs and high-wage earners from other parts of the country. These industry positives, coupled with our more affordable product focus and strong balance sheet, give me confidence in the long-term outlook for MDC.”

2023 First Quarter Highlights and Comparisons to 2022 First Quarter

•Home sale revenues of $1.02 billion compared to $1.24 billion
◦Unit deliveries of 1,851 vs. 2,233
◦Average selling price of deliveries of $551,000 vs. $556,000
•Homebuilding pretax income of $91.0 million compared to $188.5 million
◦Gross margin from home sales of 16.8% vs. 25.7%
◦Inventory impairments of $7.8 million vs. $0.6 million
◦Selling, general and administrative expenses as a percentage of home sale revenues ("SG&A rate") of 9.3% vs. 10.4%
•Financial services pretax income of $18.0 million compared to $13.4 million
•Net income of $80.7 million, or $1.08 per diluted share, compared to $148.4 million, or $2.02 per diluted share
◦Effective tax rate of 25.9% vs 26.5%
•Dollar value of net new orders of $957.3 million compared to $1.84 billion
◦Unit gross orders of 2,520 vs. 3,781
◦Cancellations as a percentage gross sales of 29.9% vs. 16.7%
◦Unit net orders of 1,767 vs. 3,151
•Cash flow from operating activities of $426.2 million compared to $118.1 million

2023 Outlook and Other Selected Information1

•Projected home deliveries for the 2023 second quarter between 1,600 and 1,700
◦Projected average selling price for 2023 second quarter unit deliveries of approximately $550,000
◦Projected gross margin from home sales for the 2023 second quarter of approximately 17.0% (assuming no impairments or warranty adjustments)
•Active subdivision count at March 31, 2023 of 236, up 18% year-over-year
•Lots controlled of 22,942 at March 31, 2023, down 39% year-over-year
•Quarterly cash dividend of fifty cents ($0.50) per share declared on April 17, 2023
◦Consistent record of stable or increasing dividends for nearly 30 years

1 See "Forward-Looking Statements" below.

About MDC
M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have helped more than 230,000 homebuyers achieve the American Dream since 1977. One of the largest homebuilders in the nation, MDC is committed to quality and value that is reflected in each home its subsidiaries build. The Richmond American companies have operations in Alabama, Arizona, California, Colorado, Florida, Idaho, Maryland, Nevada, New Mexico, Oregon, Pennsylvania, Tennessee, Texas, Utah, Virginia and Washington. Mortgage lending, insurance and title services are offered by the following MDC subsidiaries, respectively: HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company. M.D.C. Holdings, Inc. stock is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including any statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including orders addressing the COVID-19 pandemic, the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended March 31, 2023, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:    Derek R. Kimmerle
    Vice President and Chief Accounting Officer
    1-866-424-3395
IR@mdch.com

M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended March 31,
	2023	2022

	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$1,020,016	$1,240,520
Home cost of sales	(840,747)	(921,378)
Inventory impairments	(7,800)	(660)
Total cost of sales	(848,547)	(922,038)
Gross profit	171,469	318,482
Selling, general and administrative expenses	(94,988)	(129,314)
Interest and other income	13,459	755
Other expense	1,059	(1,424)
Homebuilding pretax income	90,999	188,499

Financial Services:
Revenues	29,486	29,131
Expenses	(15,250)	(16,935)
Other income, net	3,734	1,187
Financial services pretax income	17,970	13,383

Income before income taxes	108,969	201,882
Provision for income taxes	(28,269)	(53,461)
Net income	$80,700	$148,421

Other comprehensive income (loss) net of tax:
Unrealized gain (loss) related to available-for-sale debt securities	323	—
Other comprehensive income (loss)	323	—
Comprehensive income	$81,023	$148,421

Earnings per share:
Basic	$1.10	$2.09
Diluted	$1.08	$2.02

Weighted average common shares outstanding:
Basic	72,647,659	70,766,146
Diluted	74,021,989	72,938,414

Dividends declared per share	$0.50	$0.50

M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Unaudited)

	March 31, 2023	December 31, 2022

	(Dollars in thousands, except per share amounts)
ASSETS
Homebuilding:
Cash and cash equivalents	$781,738	$696,075
Restricted cash	2,268	3,143
Marketable securities	691,767	443,712
Trade and other receivables	67,865	116,364
Inventories:
Housing completed or under construction	1,585,951	1,722,061
Land and land under development	1,671,824	1,793,718
Total inventories	3,257,775	3,515,779
Property and equipment, net	63,787	63,730
Deferred tax asset, net	46,528	49,252
Prepaids and other assets	66,721	70,007
Total homebuilding assets	4,978,449	4,958,062
Financial Services:
Cash and cash equivalents	20,985	17,877
Marketable securities	117,610	117,388
Mortgage loans held-for-sale, net	166,252	229,513
Other assets	32,525	40,432
Total financial services assets	337,372	405,210
Total Assets	$5,315,821	$5,363,272
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$119,351	$109,218
Accrued and other liabilities	342,167	383,406
Revolving credit facility	10,000	10,000
Senior notes, net	1,482,779	1,482,576
Total homebuilding liabilities	1,954,297	1,985,200
Financial Services:
Accounts payable and accrued liabilities	100,876	110,536
Mortgage repurchase facility	130,527	175,752
Total financial services liabilities	231,403	286,288
Total Liabilities	2,185,700	2,271,488
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 73,087,335 and 72,585,596 issued and outstanding at March 31, 2023 and December 31, 2022, respectively	731	726
Additional paid-in-capital	1,778,025	1,784,173
Retained earnings	1,351,042	1,306,885
Accumulated other comprehensive income	323	—
Total Stockholders' Equity	3,130,121	3,091,784
Total Liabilities and Stockholders' Equity	$5,315,821	$5,363,272

M.D.C. HOLDINGS, INC.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2023	2022

	(Dollars in thousands)
Operating Activities:
Net income	$80,700	$148,421
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	5,498	14,882
Depreciation and amortization	5,500	6,652
Inventory impairments	7,800	660
Project abandonment costs	(1,048)	1,434
Amortization of discount of marketable debt securities	(8,472)	—
Deferred income tax benefit	2,617	842
Net changes in assets and liabilities:
Trade and other receivables	55,868	(16,677)
Mortgage loans held-for-sale, net	63,261	94,615
Housing completed or under construction	135,581	(277,187)
Land and land under development	115,874	107,321
Prepaids and other assets	3,470	(20,479)
Accounts payable and accrued other liabilities	(40,485)	57,571
Net cash provided by (used in) operating activities	426,164	118,055

Investing Activities:
Purchases of marketable securities	(434,374)	—
Maturities of marketable securities	195,000	—
Purchases of property and equipment	(5,386)	(6,884)
Net cash used in investing activities	(244,760)	(6,884)

Financing Activities:
Proceeds from (payments on) mortgage repurchase facility, net	(45,225)	(78,069)
Dividend payments	(36,543)	(35,583)
Issuance of shares under stock-based compensation programs, net	(11,740)	(12,628)
Net cash provided by (used in) financing activities	(93,508)	(126,280)

Net increase (decrease) in cash, cash equivalents and restricted cash	87,896	(15,109)
Cash, cash equivalents and restricted cash:
Beginning of period	717,095	603,459
End of period	$804,991	$588,350

Reconciliation of cash, cash equivalents and restricted cash:
Homebuilding:
Cash and cash equivalents	$781,738	$474,447
Restricted cash	2,268	6,400
Financial Services:
Cash and cash equivalents	20,985	107,503
Total cash, cash equivalents and restricted cash	$804,991	$588,350

New Home Deliveries

	Three Months Ended March 31,
	2023			2022			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	1,064	$577,933	$543.2	1,243	$707,311	$569.0	(14)%	(18)%	(5)%
Mountain	487	301,155	618.4	548	335,128	611.5	(11)%	(10)%	1%
East	300	140,928	469.8	442	198,081	448.1	(32)%	(29)%	5%
Total	1,851	$1,020,016	$551.1	2,233	$1,240,520	$555.5	(17)%	(18)%	(1)%

Net New Orders

	Three Months Ended March 31,
	2023				2022				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate [1]	Homes	Dollar Value	Average Price	Monthly Absorption Rate [1]	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	1,012	$566,909	$560.2	2.47	1,704	$1,000,954	$587.4	5.54	(41)%	(43)%	(5)%	(55)%
Mountain	410	237,546	579.4	2.47	920	581,971	632.6	5.63	(55)%	(59)%	(8)%	(56)%
East	345	152,809	442.9	3.03	527	253,850	481.7	4.78	(35)%	(40)%	(8)%	(37)%
Total	1,767	$957,264	$541.7	2.56	3,151	$1,836,775	$582.9	5.42	(44)%	(48)%	(7)%	(53)%
1 Calculated as total net new orders (gross orders less cancellations) in period ÷ average active communities during period ÷ number of months in period

Active Subdivisions

				Average Active Subdivisions
	Active Subdivisions			Three Months Ended
	March 31,		%	March 31,		%
	2023	2022	Change	2023	2022	Change
West	141	112	26%	137	103	33%
Mountain	56	53	6%	55	55	—%
East	39	35	11%	38	37	3%
Total	236	200	18%	230	195	18%

Backlog

	March 31,
	2023			2022			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price

	(Dollars in thousands)
West	1,839	$1,020,206	$554.8	4,677	$2,651,123	$566.8	(61)%	(62)%	(2)%
Mountain	638	444,681	697.0	2,546	1,668,048	655.2	(75)%	(73)%	6%
East	413	197,034	477.1	1,335	628,631	470.9	(69)%	(69)%	1%
Total	2,890	$1,661,921	$575.1	8,558	$4,947,802	$578.1	(66)%	(66)%	(1)%

Homes Completed or Under Construction (WIP lots)

	March 31,		%
	2023	2022	Change
Unsold:
Completed	255	19	1,242%
Under construction	1,277	313	308%
Total unsold started homes	1,532	332	361%
Sold homes under construction or completed	2,493	7,445	(67)%
Model homes under construction or completed	560	513	9%
Total homes completed or under construction	4,585	8,290	(45)%

Lots Owned and Optioned (including homes completed or under construction)

	March 31, 2023			March 31, 2022
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
West	11,766	422	12,188	15,548	4,237	19,785	(38)%
Mountain	4,944	1,034	5,978	6,741	4,240	10,981	(46)%
East	3,281	1,495	4,776	4,318	2,728	7,046	(32)%
Total	19,991	2,951	22,942	26,607	11,205	37,812	(39)%

Selling, General and Administrative Expenses

	Three Months Ended March 31,
	2023	2022	Change

	(Dollars in thousands)
General and administrative expenses	$42,776	$71,983	$(29,207)
General and administrative expenses as a percentage of home sale revenues	4.2%	5.8%	-160 bps
Marketing expenses	$23,096	$25,632	$(2,536)
Marketing expenses as a percentage of home sale revenues	2.3%	2.1%	20 bps
Commissions expenses	$29,116	$31,699	$(2,583)
Commissions expenses as a percentage of home sale revenues	2.9%	2.6%	30 bps
Total selling, general and administrative expenses	$94,988	$129,314	$(34,326)
Total selling, general and administrative expenses as a percentage of home sale revenues	9.3%	10.4%	-110 bps

Capitalized Interest

	Three Months Ended March 31,
	2023	2022

	(Dollars in thousands)
Homebuilding interest incurred	$17,454	$17,258
Less: Interest capitalized	(17,454)	(17,258)
Homebuilding interest expensed	$—	$—

Interest capitalized, beginning of period	$59,921	$58,054
Plus: Interest capitalized during period	17,454	17,258
Less: Previously capitalized interest included in home cost of sales	(16,065)	(14,844)
Interest capitalized, end of period	$61,310	$60,468